UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 6, 2018

(Exact name of registrant as specified in its charter)

Commission file number: 1-33741

Texas	38-3765318
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

P. O. Box 224866, Dallas, Texas 75222-4866	(214) 977-8222
(Address of principal executive offices, including zip code)	(Registrant’s telephone number, including area code)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.

On December 6, 2018, The Dallas Morning News, Inc., a wholly-owned subsidiary of A. H. Belo Corporation (“TDMN”), received written notice from 508 Young Acquisition LP (the “Purchaser”) electing to exercise its right to terminate the Purchase and Sale Agreement dated as of October 29, 2018 (the “Agreement”), pursuant to which TDMN was to sell to the Purchaser the property located at 508 Young Street, Dallas, Texas, together with any and all improvements, appurtenances, rights, privileges and easements benefiting, belonging or pertaining thereto and all of TDMN’s right, title and interest in and to certain leases, licenses, easements and agreements relating thereto for a purchase price of $33 million. The Agreement provided the Purchaser an inspection period through 5:00 p.m., Central time, on December 14, 2018, and the right to terminate the Agreement at any time and for any reason during such inspection period. A copy of the announcement press release is filed with this report as Exhibit 99.1 and incorporated by reference.

The Agreement was previously disclosed on, and filed with, a Current Report on Form 8-K filed with the Securities and Exchange Commission on October 29, 2018.

The foregoing summary of the Agreement is not complete and is qualified in its entirety by reference to the Agreement, which is incorporated by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1  Press Release issued by A. H. Belo Corporation on December 10, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 10, 2018	A. H. BELO CORPORATION

	By:	/s/ Christine E. Larkin
Christine E. Larkin
Senior Vice President/General Counsel & Secretary